VOLTAGEX

21/F, Sugar+, 31 Sugar Street, Causeway Bay, Hong Kong

To:
Connie Ma
Assistant General Manager
~~**Henderson Leasing Agency Limited**~~
Henderson Development Agency Limited

Quotation: QUO-2022-060
Date: 19/7/2022

PROJECT LEAD	JOB DESCRIPTION	QUOTATION VALID FOR
Yukki Leung	**H Queen's 6-month Social Media Retainer** **H Code 6-month Social Media Retainer**	**7 days**

Scope of Work for H Queen's
Contract Period: __ July 2022 – __ January 2023

1. Social Media Strategy

- Overall social media strategy for FB and IG
- Content pillars definition and editorial plan
- KPIs, analytics and performance management
- Social media, digital and advertising timeline and planning (Revised quarterly)
- Tenants liaison

2. Social Media Management

- Bilingual written content: Total 10 posts per month on FB and IG. Instagram Stories: Total 10 Stories per month, each with 1-2 story photos)
- Facebook and Instagram Monthly content calendar planning, report with data analysis
- Content scheduling and distribution
- Post scheduling and community management
- Daily inbox and comments sweeping and updating (respond within 24 hours between office hours: 10:00-18:00)
- Monthly ad calendar planning
- Content development for Page Like ad x 2
- Monthly Ad report with data analysis and insights
- Monthly Report (on both Instagram & Facebook)
- Client to provide existing visual assets for posting
- Tagging, hashtags and locations set up and optimisation

3. Advertising

- Advertising consultancy
- Ad fee is included
- Ad management fee is 7% of ad fee

4. Scope of Work Breakdown

- Content Development of tenant/lifestyle feeds (including preparation of online/email interviews with artists/chefs, feeds drafting in engaging angles): H Queen's Facebook in English and Instagram in English and Chinese. No. of feeds 10 original feeds/month inclusive of ad placement.
- All feeds or 'Story' features inclusive of authorized images/stock photos/GIFs/illustrations/animations provided by agency/ other online materials with credits indications (e.g. tagged photos of tenants)
- Creative development for lifestyle content (min. 1/month for each account, included in above no. of feeds in the table) inclusive of images/stock photos/GIFs/illustrations/animations provided by agency/ other online materials with credits indications
- Content development for Page Like ad (min. 2 during contract period)
- Social media mini-campaign x2 only
- Share of tenant posts or stories on H Queen's page including monitoring on tenant posts
- Maintenance & Interaction: Comment & Inbox message reply (Office hours : 10:00-18:00)
- Monthly Report (on both Instagram & Facebook): Competitor Analysis and Industrial Intelligence Report (including top 10 competitors ranking in Hong Kong); Fans Growth Analysis; Fans Demographic; Fans Engagement Summary; Feed Highlight; Fans Behavior Study; Facebook/Instagram Update and Market Trend; Ad placement summary; A decent table in the report with major info like share, comment, like, interaction, etc. for all published feeds
- Tenant liaison of H Queen's: No. of tenants Approx. 19 tenants
- Advertising fees for Facebook page, Facebook posts, Facebook events (where appropriate) and Instagram posts included and as stated on the quotation
- KPI (for contract period of 6 months): H Queen's Facebook +3,000 fans & Instagram +1,600 followers

Subtotal Service Fee (H Queen's): $364,382

Scope of Work for H Code

Contract Period: __ July 2022 – __ January 2023

5. Social Media Strategy

a. Overall social media strategy for FB and IG
b. Content pillars definition and editorial plan
c. KPIs, analytics and performance management
d. Social media, digital and advertising timeline and planning (Revised quarterly)
e. Tenants liaison

6. Social Media Management

a. Bilingual written content: Total 6 posts per month on FB and IG. Instagram Stories: Total 6 Stories per month, each with 1-2 story photos)
b. Facebook and Instagram Monthly content calendar planning, report with data analysis
c. Content scheduling and distribution
d. Post scheduling and community management
e. Daily inbox and comments sweeping and updating (respond within 24 hours between office hours: 10:00-18:00)
f. Monthly ad calendar planning
g. Content development for Page Like ad x 2
h. Monthly Ad report with data analysis and insights
i. Monthly Report (on both Instagram & Facebook)
j. Client to provide existing visual assets for posting
k. Tagging, hashtags and locations set up and optimisation

7. Advertising

a. Advertising consultancy
b. Ad fee is included
c. Ad management fee is 7% of ad fee

8. Scope of Work Breakdown

- Content Development of tenant/lifestyle feeds (feeds drafting in engaging angles): H Queen's Facebook in English and Instagram in English and Chinese. No. of feeds 6 original feeds/month inclusive of ad placement.
- All feeds or 'Story' features inclusive of authorized images/stock photos/GIFs/illustrations/animations provided by agency/ other online materials with credits indications (e.g. tagged photos of tenants)
- Creative development for lifestyle content (min. 1/month for each account, included in above no. of feeds in the table) inclusive of images/stock photos/GIFs/illustrations/animations provided by agency/ other online materials with credits indications
- Content development for Page Like ad (min. 2 during contract period)
- Social media mini-campaign x2 only

- GIF development x1 per month (Total: 6)
- Share of tenant posts or stories on Code's page including monitoring on tenant posts
- Maintenance & Interaction: Comment & Inbox message reply (Office hours : 10:00-18:00)
- Bi-monthly Report (on both Instagram & Facebook): Competitor Analysis and Industrial Intelligence Report (including top 10 competitors ranking in Hong Kong); Fans Growth Analysis; Fans Demographic; Fans Engagement Summary; Feed Highlight; Fans Behavior Study; Facebook/Instagram Update and Market Trend; Ad placement summary; A decent table in the report with major info like share, comment, like, interaction, etc. for all published feeds
- Tenant liaison of H Code: No. of tenants Approx. 20 tenants
- Advertising fees for Facebook page, Facebook posts, Facebook events (where appropriate) and Instagram posts included and as stated on the quotation
- KPI (for contract period of 6 months): H Code Facebook +1,500 fans & Instagram +1,200 followers

Subtotal Service Fee (H Code): $249,872

Total Service Fee (H Queen's + H Code): $614,254

Billing and Payment Terms

We expect payment to be made within 30 calendar days against all invoices. Payment shall be paid upon the due date listed in the monthly invoice to start the work for each month.

Outstanding payment will be charged an additional 2% per week. (Late payments less than 7 days will still be counted as 1 week).

Client will pay Agency the monthly retainer fee and 7% of advertising management fee at the end of each month.

Agency will prepay advertising fee and be reimbursed by client monthly.

Signed for and on behalf of Voltage X

Coco Alexandra PR & Events Limited

Mr. Dan Lun
Director
Voltage X (under Coco Alexandra PR & Events Ltd)
Date: 19 July 2022
Company Chop Required

Accepted and Agreed by Company name

Henderson Development Agency Ltd.

Ms. Connie Ma
Assistant General Manager
Henderson Development Agency Limited
Date:
Company Chop Required